Exhibit 99

Ford

NEWS

Media Contact:	Media Contact:	Equity Investment:	Fixed Income:	Shareholders:
Oscar Suris	Ray Day	Raj Modi	Rob Moeller	1-800-555-5259 or
313-594-1106	313-317-7683	313-323-8221	313-621-0881	313-845-8540
osuris@ford.com	rday1@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

IMMEDIATE RELEASE

FORD FIGHTS BACK

•  Bill Ford: “Ford Motor Company was solidly profitable in 2005 and growing around the world. The next chapter in our history will be remembered for a renewed commitment to innovation and as the time we moved boldly to prepare Ford’s North American business for global competition.”

•  Comprehensive North American “Way Forward” plan focuses every part of the business on the customer - to build stronger Ford,
         Lincoln and Mercury brands, a strengthened product lineup and far greater quality, competitive costs and improved productivity.

•  Product investments will result in new vehicles in new segments to reach more customers - including small cars and more crossovers - while maintaining Ford’s truck leadership.

•  Ford is committed to stabilizing its U.S. market share in the near term.

•  Competitive cost structure includes net material cost reductions of at least $6 billion by 2010.

•  Productivity improvements leverage the company’s global product development scale and lean and flexible manufacturing system to introduce more products faster.

•  Straightforward vehicle pricing will continue to be introduced with new models.

•  North American capacity is realigned to match demand - with 14 manufacturing facilities to be idled - resulting in significant cost savings and reduced employment of 25,000-30,000.

•  Salary-related costs are being cut 10 percent in North America with the previously announced reduction of the equivalent of 4,000 salaried positions by the end of the first quarter. In addition, the company’s officer ranks are being reduced 12 percent by the end of the first quarter.

•  Ford is planning a new low-cost manufacturing site for the future.

•  North American automotive profitability is achieved no later than 2008.

•  Beginning in 2006, Ford Motor Company will no longer provide earnings guidance - to keep the company and investors focused on one goal: sustainable profitability over time in all regions.

DEARBORN, Mich., Jan. 23, 2006 - Ford Motor Company [NYSE: F] today announced details of a comprehensive plan to restore profitability to its automotive business in North America no later than 2008. Ford will apply lessons learned from consumers and the company’s successes around the world to strengthen its Ford, Lincoln and Mercury brands and deliver more innovative products while simultaneously reducing costs and improving quality and productivity.

“The automotive market in North America is rapidly becoming as crowded and fragmented as other global markets,” said Bill Ford, chairman and CEO. “To meet this challenge, we are acting with speed to strengthen the Ford, Lincoln and Mercury brands, deliver the innovation customers demand and create a business structure for us to compete - and win - in this era of global competition.

“We will be making painful sacrifices to protect Ford’s heritage and secure our future,” he added. “Going forward, we will be able to deliver more innovative products, better returns for our shareholders and stability in the communities where we operate.”

Ford Around the World - 2006 Outlook
For 2006, the company is expecting another year of profitability from automotive operations outside of North America. Pre-tax profits, excluding special items, are expected from automotive operations in South America, Europe (Ford of Europe and Premier Automotive Group), Asia-Pacific and Africa, and from Mazda and Associated Operations. North American automotive operations are expected to be unprofitable. Overall, Ford’s global automotive operations are expected to have pre-tax losses in 2006, while Ford Motor Credit is expected to achieve pre-tax profits.

The underlying assumptions behind this outlook include: full-year industry volumes of 17 million units in the U.S. and 17.3 million units in Europe; industry net pricing that is expected to be down slightly in the U.S. and Europe. Also, the company’s quality performance is expected to improve, market share is expected to stabilize or improve in all regions, and cost performance is expected to be favorable. Capital expenditures of approximately $7 billion are expected during 2006, while the company expects its year-end cash balance to be more than $20 billion.

Beyond the above expectations, the company is providing no other guidance about its financial performance for 2006 - to keep employees and investors focused on one goal: sustainable profitability over time in all regions.

“We must be guided by our long-term goals of building our brands, satisfying customers, developing strong products, accelerating innovation, and, most importantly, producing a sustainable profit from our automotive business,” said Bill Ford.

Go to http://media.ford.com for news releases and high-resolution photographs.

Ford in North America - the Way Forward
Ford’s automotive business in North America was profitable in 2003 and 2004, thanks to the product investments and cost reductions driven by the company’s Revitalization Plan, announced in 2002.
Since that time, more and stronger competition in all segments, a faster-than-expected customer shift from traditional SUVs into other segments, significantly higher material and energy costs and other factors have resulted in lower market share and higher costs for the company.

“The team in North America, led by Mark Fields and supported by Anne Stevens, developed the plan for North America, drawing on their extensive global experience in Asia, Europe and The Americas. They have reenergized the Ford team to make it work, and they have the full support of the Ford Motor Company behind them,” said Jim Padilla, president and chief operating officer.

Fields, executive vice president and president, The Americas, calls the plan the “Way Forward.” It touches every piece of the North American business to make it more customer-focused, product-driven and efficient, including:
•	More clarity for the Ford, Lincoln and Mercury brands - with a sharper focus on the customer and a clear point of view that will appeal to more buyers than today.
•	A renewed commitment to design, safety and technology innovation to differentiate Ford Motor Company and its products in the marketplace.
•
New product investments - utilizing Ford’s global architectures and scale - to deliver more new products faster, including more crossovers, hybrid vehicles, new small cars, increased spending on Ford’s truck leadership and new “white space” products.

•	Material cost reductions of at least $6 billion by 2010.
•	Continued straightforward pricing that is clear, credible and simple, which will further improve residual values.
•
A lean and flexible manufacturing system combined with capacity matched to demand. Capacity will be reduced by 1.2 million units or 26 percent by 2008, representing the majority of actions within the plan’s 2006-2012 period.

•	Plant-related employment is reduced by 25,000-30,000 people in the 2006-2012 time period, in addition to salaried personnel reductions and a reduction in the company’s officer ranks.

Go to http://media.ford.com for news releases and high-resolution photographs.

Stronger Ford, Lincoln and Mercury Brands
Ford kicked off the Way Forward plan in October with a comprehensive analysis of consumer attitudes and values in the U.S. automotive market. The goal was to develop a laser-like focus on different customer targets for Ford, Lincoln and Mercury to guide each brand’s design, engineering and marketing decisions.

“One of the most important findings from this research is that Americans really do want to buy American brands, as long as they are competitive with the imports,” said Fields. “We know this, because it’s already working in some segments today, such as the success of the new Ford Fusion in the import-dominated midsize car market.

“Of all the leading automakers, we believe Ford is America’s Car Company because of where we’ve been. In terms of economic and social influence, there is no other company that’s had a greater impact on the lives of people in the U.S. and in the 20th century than Ford.”

Customers identify with Ford and its uniquely American story, the research also revealed.

“The challenge going forward is to give our customers, employees, retirees, dealers, suppliers and investors a reason to believe in Ford. That is going to be our focus,” Fields said. “Our Way Forward is not a retreat into smaller markets, but a retaking of the American marketplace. It’s time to play offense. It’s time to fight back.

“We will compete vigorously to be America’s Car Company, winning the hearts and minds of even more customers,” he added. “We will maintain our commitment to our loyal truck customers, while delivering innovative and boldly styled cars, crossovers, SUVs and other all-new products that will appeal to people who are still inspired by the American dream.”

With that clear point of view in the marketplace, Ford is investing in new products for Ford, Lincoln and Mercury.

The investment includes moving forward with the company’s plan to offer hybrid technology on half of the company’s Ford, Mercury and Lincoln nameplates in the U.S.

Go to http://media.ford.com for news releases and high-resolution photographs.

Today, the company is announcing that hybrid versions of the Ford Five Hundred, Mercury Montego, Ford Edge and Lincoln MKX will debut in the 2008-2010 timeframe. The new hybrids will join the Ford Escape and Mercury Mariner hybrids, which are on sale today, as well as the Ford Fusion and Mercury Milan hybrids, which will debut in 2008. Overall, Ford Motor Company plans to build 250,000 hybrids a year by 2010.

Ford also is announcing that it will introduce new “white space” products to reach customers in new segments, and accelerate plans to bring even more crossover vehicles and new small cars to market. At the same time, the company announced that it is increasing its product investment in Ford F-Series truck leadership; increasing momentum on its blockbuster cars today, such as the Ford Fusion and Ford Mustang; introducing more design innovations - for more “at a glance” sheet metal changes - and introducing more safety innovations throughout its North American lineup.

“With more focused brands, new product investment and innovation, Ford will slow the rate of loss and then stabilize our U.S. market share in the near term, even as competitors add new models,” Fields said. “From there, we can set our sights on the future.”

The Ford Brand: In the past, the Ford brand has demonstrated a clear customer focus in many - but not all - segments. Going forward, the Ford brand will build upon the success of hits, such as the Ford F-Series, Explorer, Expedition, Mustang, Escape and Fusion, and enter new segments with a clear, consistent and distinct point of view - one driven by bold, American design and innovation. The 2007 Ford Edge, which goes on sale later this year, embodies that spirit.

“We know how to play offense and play to win,” Fields said. “Our plan will deliver more products - from small cars to our largest trucks - that are unmistakably Fords.”

Ford remains committed to maintaining leadership in full-size pickup trucks with the F-Series. The company also plans to continue its momentum in midsize cars - with all-wheel-drive and hybrid derivatives coming for the Ford Fusion - and developing new small cars and even more crossovers for the Ford brand.

Go to http://media.ford.com for news releases and high-resolution photographs.

Mercury: Ford is recommitting itself to Mercury and has developed more focused positioning that is a refinement of the work already done to revitalize the brand.

The newest Mercury products - the Milan, the Mariner and the Mariner Hybrid - are attracting younger customers to the brand and more women than Ford-brand products in the same segments, Fields said. In addition, they are bringing new customers to Ford Motor Company - at conquest rates as high as 50 percent.

“The attraction of Mercury is modern, expressive design - one that is differentiated from Ford vehicles. Our Mercury target customer is not looking for product functionality that is substantially different from Ford vehicles. But they do have different attitudes and values, and they want a product that visually communicates that distinctiveness.

“Going forward, we will be more aggressive in appealing to these customers with clear, modern differentiation in the design of Mercurys, a unique purchase experience and marketing that is targeted, personalized and interactive,” Fields said.

Lincoln: Ford’s vision for the Lincoln brand is to make Lincoln the reward for consumers who are living the American dream. The company sees Lincoln becoming the largest volume contributor to the Lincoln Mercury business.

“Lincoln customers don’t need to shout about success. They are self-made people with enough confidence to be elegant and understated,” Fields said. “That understanding of the Lincoln customers will drive our brand and product decisions going forward.”

The 2006 Lincoln Zephyr, the brand’s first entry-luxury car, and the 2007 Lincoln MKX, the brand’s first crossover, are significant first steps. Going forward, the company plans to give Lincoln vehicles an even clearer point of view through their powertrains, unique comfort and convenience features and unique designs.

“Lincoln is about American luxury. There are many customers in this country living the American dream and who would prefer to drive America’s luxury car. That is where we are headed,” he added.

Go to http://media.ford.com for news releases and high-resolution photographs.

Straightforward Pricing: Ford is accelerating the clear-and-simple pricing strategy that began with the introduction of the Ford Fusion and Ford Mustang. Ford plans to reduce the MSRP of its products and dramatically reduce and cap rebates as it introduces new products.

“We started introducing clear pricing two years ago. The success of Mustang and Fusion proves that it works,” Fields said. “We will bring sticker prices more in line with actual transaction prices and cap ‘cash on the hood’ rebates as we introduce new cars and trucks into the marketplace. It will protect our margins and consumers, too, through higher resale values.”

Ford also will increase its product advertising, focusing on brand characteristics based on innovative designs, features and customer benefits.

Investment-Efficient Product Creation
Ford has committed to return its North American automotive business to profitability no later than 2008. Over time, the Way Forward plan should deliver profitability throughout the lineup - including new small cars - by achieving significant material cost savings as well as quality and productivity improvements.

Several new initiatives will bolster ongoing work that already is yielding significant operating improvements. Specifically:
•	Ford will use more global vehicle architectures in North America, particularly for cars and crossovers, to reduce investment spending and improve quality.
•
The company will share more parts and systems that are invisible to the customer, such as brakes, suspension and underbody components, across its North American, European and Asian brands to leverage its global purchasing power for lower costs and better quality.

•
Ford will continue to implement its Global Product Development System - which is based, in part, on Mazda’s highly successful and efficient model - to reduce product development times by six to 12 months, depending on the size of the program.

•	Ford will continue to invest in lean and flexible manufacturing, with 75 percent of its North American assembly capacity being “flexible” by the end of 2008.

Go to http://media.ford.com for news releases and high-resolution photographs.

Improved quality will be achieved, in part, through the “Aligned Business Framework” agreements with select strategic suppliers. The agreements are designed to strengthen collaboration and create a more sustainable business model for both Ford and its key suppliers to improve mutual profitability.

The Aligned Business Framework - coupled with Ford’s “Commodity Business Plan” process and a new single-team approach to product development and purchasing - will deliver improved quality and drive technology innovations to Ford, while lowering costs.

“We are committed to developing strong relationships with a select group of more capable, more financially stable strategic suppliers on a long-term basis,” said Anne Stevens, executive vice president and chief operating officer, The Americas. “Strong suppliers and proven processes that everyone sticks to religiously go hand in hand with delivering innovation, quality and lower costs.”

Smaller, Nimbler Organization

Achieving a lean fixed-cost structure and significantly improving Ford’s North American assembly capacity utilization are critical components of the Way Forward plan.

“We’re now well past the point in which one or two hit products can correct the overcapacity we have or justify the staffing levels we maintain - even with the significant actions we’ve taken during the past couple of years,” Stevens said. “Sadly, this isn’t just a Ford issue. It’s an issue for our domestic competitors, as well.

“As hard and painful as it is to idle plants and reduce our work force, we know these sacrifices are critical to set the stage for a stronger future,” she added.

Ford is taking the following new actions to align its capacity with expected demand and to reduce fixed costs:
•	14 manufacturing facilities will be idled and cease production by 2012, including a total of seven vehicle assembly plants.
•	Assembly capacity will be reduced by 1.2 million units or 26 percent by the end of 2008.
•	A new low-cost manufacturing site is planned for the future.

Go to http://media.ford.com for news releases and high-resolution photographs.

Ford will idle the following facilities through 2008:
•	St. Louis Assembly
•	Atlanta Assembly
•	Wixom Assembly
•	Batavia Transmission
•	Windsor Casting (announced following CAW contract negotiations in 2005)
•	Two additional assembly plants, which will be determined later this year

In addition, production at St. Thomas Assembly will be reduced to one shift. Facilities operated by Automotive Components Holding LLC are not included in the new announcement.

All of these actions will reduce total North American employment by 25,000-30,000 people in the 2006-2012 time period. This is in addition to the previously announced reduction of the equivalent of 4,000 salaried positions in the first quarter of 2006 - or 10 percent of salary-related costs - and a reduction in the company’s officer ranks by 12 percent by the end of the first quarter.

Ford has briefed the leadership of the UAW and CAW about these plans.

Financial Impact
2006 will be a year of transition as Ford moves from its old North American business model to a new customer-focused strategy that is designed to restore automotive operations in the region to profitability no later than 2008. The estimated pre-tax financial impact of the North American plan in 2006 includes:
•	$250 million for hourly personnel separations - excluding ACH actions.
•	$220 million for fixed asset write-offs.

“Our cost structure will improve as we progress through 2006 and increasingly thereafter, and we’ll return to profitability in our North American automotive business no later than 2008,” said Don Leclair, executive vice president and chief financial officer. “We’re confident in our plan and optimistic we can achieve our goals.”

Go to http://media.ford.com for news releases and high-resolution photographs.

Summary
Ford begins a new era in its North American automotive business with a realistic view of the challenges facing the company but also building on several important competitive strengths, including:
•	A corporate commitment to design, safety and technology innovation.
•	Leadership in full-size pickup trucks, where the Ford F-Series has been No. 1 for 29 years.
•	A resurgent car business, paced by the Ford Mustang and Fusion, the Mercury Milan and the Lincoln Zephyr.
•	A strong and growing presence in crossover utility vehicles, today’s fastest-growing segment.
•	Ford Credit, which continues to be closely linked to Ford’s automotive business, delivering solid profitability.
•	More than 4,300 Ford and Lincoln Mercury dealerships.

“Ford’s strengths were built over 100 years, and we are taking the tough but necessary steps to address our issues with candor, speed and compassion for the people affected by our work force reductions,” said Bill Ford. “This next chapter in Ford’s history will be remembered for our renewed commitment to innovation and as the time we moved boldly to prepare Ford’s North American business to face global competition.”
###

Jan. 23, 2006

Go to http://media.ford.com for news releases and high-resolution photographs.

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Greater price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	A market shift (or an increase in or acceleration of market shift) away from sales of trucks or sport utility vehicles, or from sales of other more profitable vehicles in the United States;
•	Higher prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Labor or other constraints on our ability to restructure our business;
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”);

•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);
•	Changes in interest rates;
•	Additional credit rating downgrades;
•	Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;
•	Higher-than-expected credit losses;
•	Lower-than-anticipated residual values and/or higher-than-expected return rates for leased vehicles; and
•	Inability to implement the Way Forward Plan.

We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Go to http://media.ford.com for news releases and high-resolution photographs.